Nuveen Municipal Credit Income Fund N-14 8C/A

Exhibit 18

Calculation of Filing Fee Tables

Form N-14

(Form Type)

Nuveen Municipal Credit Income Fund

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares of Beneficial Interest, $0.01 Par Value Per Share	457(o)			$330,779,941	0.00013810	$45,680.71
Fees Previously Paid	Equity	Common Shares of Beneficial Interest, $0.01 Par Value Per Share	457(o)			$100,000	0.00013810	$13.81
Total Offering Amounts						$330,879,941		$45,694.51
Total Fess Previously Paid								13.81
Total Fee Offsets								0.00
Net Fee Due								$45,680.71

(1)	Estimated pursuant to Rule 457(o) under the Securities Act of 1933 solely for the purpose of calculating the registration fee.

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